EXHIBIT 16.1

July 27, 2005

Securities and Exchange Commission

450 Fifth Street, NW

Washington, D.C. 20549

Dear Sirs:

We have read and agree with the comments in Item 4.01 of Form 8-K of Video Without Boundaries, Inc. (Commission File No. 0-31497) dated July 27, 2005 insofar as the comments relate to our firm, except for the following: with regard to the first paragraph, we are not in a position to agree or disagree with the statement that the decision to change accountants was approved by the Board of Directors of Video Without Boundaries, Inc.

Yours truly,

/s/ BERKOVITS, LAGO & COMPANY, LLP
Certified Public Accountant